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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY
MACERICH ANNOUNCES QUARTERLY RESULTS

        Santa Monica, CA (8/1/12)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2012 which included funds from operations ("FFO") diluted of $226.2 million compared to $102.9 million for the quarter ended June 30 2011. Adjusted FFO ("AFFO") diluted was $106.2 million for the quarter ended June 30, 2012 compared to $105.3 million for the quarter ended June 30, 2011 and AFFO per share-diluted was $.74 for the quarter ended June 30, 2012 compared to $.74 for the quarter ended June 30, 2011. Net income available to common stockholders was $133.4 million for the quarter ended June 30, 2012 compared to net loss available to common stockholders for the quarter ended June 30, 2011 of $19.2 million. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 12% to $513 for the twelve months ended June 30, 2012 compared to $458 for the twelve months ended June 30, 2011.

  •
  The releasing spreads for the twelve months ended June 30, 2012 were up 16.3%.

  •
  Same center net operating income increased 2.9% compared to the quarter ended June 30, 2011.

  •
  Portfolio occupancy was at 92.7% at June 30, 2012 compared to 92.3% at June 30, 2011.

  •
  During the quarter, the Company continued to sell non-core assets including its interests in three urban villages and a shopping center. The Company's share of the gross sales proceeds from non-core asset sales during the quarter was approximately $121 million.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "We are pleased to announce another strong quarter. We continue to see our portfolio fundamentals improve with good tenant sales growth, positive releasing spreads and solid occupancy gains. In addition, we continued to execute on our plan to dispose of non-core assets."

Balance Sheet Activity:

        In June, the Company closed on a seven year, fixed-rate $200 million financing on Chandler Fashion Center. The fixed interest rate is 3.77%. The prior loan amount of $153 million had an interest rate of 5.48%.

        In May, the Company closed on a $220 million refinancing of The Oaks. The new loan has a fixed interest rate of 4.14% and has a 10 year term.

        In April 2012, Valley View Center, which was in receivership, was disposed of and the Company recognized a gain on disposition of $104 million. In May 2012, Prescott Gateway was conveyed to the lender in a deed-in-lieu of foreclosure transaction and a gain on extinguishment of debt of $16 million was recorded. These gains are not included in AFFO.

Dispositions:

        During the quarter, the Company continued its plan to sell non-core assets with the sale of three urban villages (Chandler Gateway, The Borgata and Hilton Village). In addition, the Company sold Carmel Plaza and a former Mervyn's site. Macerich's share of the gross proceeds was approximately $121 million.

2012 Earnings Guidance:

        Management is reaffirming its previously issued 2012 AFFO per share-diluted guidance range of $3.06 to $3.14.

        A reconciliation of EPS to FFO per share and AFFO per share-diluted follows:

Estimated EPS range:	$2.04 - $2.12
Less: Gain on asset sales	-.98 - -.98
Plus: Impairment on real estate	.39 - .39
Plus: Real estate depreciation and amortization	$2.43 - $2.43

Estimated range for FFO per share-diluted	$3.88 to $3.96
Less: Net FFO impact of Valley View and Prescott Gateway dispositions	-.82 - -.82

Estimated AFFO per share-diluted:	$3.06 to $3.14

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 64 million square feet of gross leaseable area consisting primarily of interests in 63 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins today, August 1, 2012 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended June 30,		For the Three Months Ended June 30,		For the Three Months Ended June 30,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$120,186	$111,285	$(2,296)	$(6,834)	$117,890	$104,451
Percentage rents	2,872	3,139	(103)	(278)	2,769	2,861
Tenant recoveries	66,013	61,081	(1,308)	(3,059)	64,705	58,022
Management Companies' revenues	9,657	8,119	—	—	9,657	8,119
Other income	9,736	8,161	(212)	(315)	9,524	7,846

Total revenues	208,464	191,785	(3,919)	(10,486)	204,545	181,299

Shopping center and operating expenses	66,791	64,442	(1,721)	(5,375)	65,070	59,067
Management Companies' operating expenses	23,734	20,921	—	—	23,734	20,921
Income tax benefit	(3,075)	(1,768)	—	—	(3,075)	(1,768)
Depreciation and amortization	73,003	65,834	(1,516)	(4,908)	71,487	60,926
REIT general and administrative expenses	5,655	3,742	—	—	5,655	3,742
Interest expense	45,068	49,032	(1,771)	(4,966)	43,297	44,066
Gain (loss) on extinguishment of debt, net	120,356	(32)	(120,356)	—	—	(32)
Gain (loss) on remeasurement, sale or write down of assets, net	9,512	(34,466)	(10,371)	35,753	(859)	1,287
Co-venture interests(b)	(1,304)	(1,202)	—	—	(1,304)	(1,202)
Equity in income of unconsolidated joint ventures	18,691	25,207	—	—	18,691	25,207
Income (loss) from continuing operations	144,543	(20,911)	(129,638)	40,516	14,905	19,605
Discontinued operations:
Gain (loss) on sale, disposition or write-down of assets, net	—	—	130,727	(35,753)	130,727	(35,753)
Loss from discontinued operations	—	—	(1,089)	(4,763)	(1,089)	(4,763)
Total income (loss) from discontinued operations	—	—	129,638	(40,516)	129,638	(40,516)
Net income (loss)	144,543	(20,911)	—	—	144,543	(20,911)
Less net income (loss) attributable to noncontrolling interests	11,189	(1,695)	—	—	11,189	(1,695)

Net income (loss) available to common stockholders	$133,354	$(19,216)	$0	$0	$133,354	$(19,216)

Average number of shares outstanding—basic	132,768	131,691			132,768	131,691

Average shares outstanding, assuming full conversion of OP Units(c)	144,030	143,140			144,030	143,140

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	144,139	143,140			144,139	143,140

Per share income—diluted before discontinued operations	—	—			$0.10	$0.13

Net income (loss) per share—basic	$1.00	$(0.15)			$1.00	$(0.15)

Net income (loss) per share—diluted	$1.00	$(0.15)			$1.00	$(0.15)

Dividend declared per share	$0.55	$0.50			$0.55	$0.50

FFO—basic(c)(d)	$226,212	$102,893			$226,212	$102,893

FFO—diluted(c)(d)	$226,212	$102,893			$226,212	$102,893

FFO per share—basic(c)(d)	$1.57	$0.72			$1.57	$0.72

FFO per share—diluted(c)(d)	$1.57	$0.72			$1.57	$0.72

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.74	$0.74			$0.74	$0.74

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Six Months Ended June 30,		For the Six Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited				Unaudited
	2012	2011	2012	2011	2012	2011
Minimum rents	$243,823	$220,802	$(6,407)	$(13,667)	$237,416	$207,135
Percentage rents	6,864	6,090	(342)	(490)	6,522	5,600
Tenant recoveries	132,785	122,753	(3,385)	(6,502)	129,400	116,251
Management Companies' revenues	20,872	18,702	—	—	20,872	18,702
Other income	20,738	14,499	(463)	(611)	20,275	13,888

Total revenues	425,082	382,846	(10,597)	(21,270)	414,485	361,576

Shopping center and operating expenses	135,607	127,209	(5,036)	(11,043)	130,571	116,166
Management Companies' operating expenses	46,259	46,777	—	—	46,259	46,777
Income tax benefit	(1,225)	(4,246)	—	—	(1,225)	(4,246)
Depreciation and amortization	149,968	130,459	(4,640)	(9,825)	145,328	120,634
REIT general and administrative expenses	10,174	11,386	—	—	10,174	11,386
Interest expense	92,191	101,029	(6,370)	(8,362)	85,821	92,667
Gain (loss) on extinguishment of debt, net	120,012	(9,133)	(120,012)	—	—	(9,133)
(Loss) gain on remeasurement, sale or write down of assets, net	(26,215)	(34,903)	44,853	37,991	18,638	3,088
Co-venture interests(b)	(2,395)	(2,498)	—	—	(2,395)	(2,498)
Equity in income of unconsolidated joint ventures	49,309	55,482	—	—	49,309	55,482
Income (loss) from continuing operations	132,819	(20,820)	(69,710)	45,951	63,109	25,131
Discontinued operations:
Gain (loss) on sale, disposition or write-down of assets, net	—	—	75,159	(37,991)	75,159	(37,991)
Loss from discontinued operations	—	—	(5,449)	(7,960)	(5,449)	(7,960)
Total income (loss) from discontinued operations	—	—	69,710	(45,951)	69,710	(45,951)
Net income (loss)	132,819	(20,820)	—	—	132,819	(20,820)
Less net income (loss) attributable to noncontrolling interests	13,533	(1,638)	—	—	13,533	(1,638)

Net income (loss) available to common stockholders	$119,286	$(19,182)	$0	$0	$119,286	$(19,182)

Average number of shares outstanding—basic	132,520	131,136			132,520	131,136

Average shares outstanding, assuming full conversion of OP Units(c)	143,741	142,810			143,741	142,810

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	143,832	142,810			143,832	142,810

Per share income—diluted before discontinued operations	—	—			$0.42	$0.17

Net income (loss) per share—basic	$0.90	$(0.15)			$0.90	$(0.15)

Net income (loss) per share—diluted	$0.90	$(0.15)			$0.90	$(0.15)

Dividend declared per share	$1.10	$1.00			$1.10	$1.00

FFO—basic(c)(d)	$332,385	$176,574			$332,385	$176,574

FFO—diluted(c)(d)	$332,385	$176,574			$332,385	$176,574

FFO per share—basic(c)(d)	$2.31	$1.24			$2.31	$1.24

FFO per share—diluted(c)(d)	$2.31	$1.24			$2.31	$1.24

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$1.50	$1.26			$1.50	$1.26

 THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three and six months ended June 30, 2012 and 2011.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three and six months ended June 30, 2012 and 2011. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date. On May 31, 2012, the Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.4 million. AFFO excludes the gain on extinguishment of debt on Prescott Gateway for the three and six months ended June 30, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account the non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Pro rata share of unconsolidated joint ventures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Revenues:
Minimum rents	$66,980	$75,205	$136,465	$150,106
Percentage rents	1,980	2,106	4,249	4,321
Tenant recoveries	33,498	37,153	66,835	73,505
Other	5,871	5,640	11,111	10,859

Total revenues	108,329	120,104	218,660	238,791

Expenses:
Shopping center and operating expenses	37,675	42,615	77,420	84,569
Interest expense	26,056	29,864	52,778	60,447
Depreciation and amortization	25,553	30,181	50,310	58,706

Total operating expenses	89,284	102,660	180,508	203,722

(Loss) gain on remeasurement, sale or write down of assets, net	(354)	10	11,157	12,560
Gain on extinguishment of debt	—	7,753	—	7,753
Equity in income of joint ventures	—	—	—	100

Net income	$18,691	$25,207	$49,309	$55,482

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income (loss) to FFO and AFFO(d):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Net income (loss) available to common stockholders	$133,354	$(19,216)	$119,286	$(19,182)
Adjustments to reconcile net income (loss) to FFO—basic
Noncontrolling interests in OP	11,294	(1,710)	10,106	(1,707)
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(9,512)	34,466	26,215	34,903
plus gain on undepreciated asset sales—consolidated assets	—	1,734	—	2,277
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	(17)	(4)	3,538	(4)
Loss (gain) on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	354	(10)	(11,157)	(12,560)
plus gain on undepreciated asset sales—unconsolidated entities (pro rata share)	—	10	—	50
Depreciation and amortization on consolidated assets	73,003	65,834	149,968	130,459
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,578)	(4,492)	(9,428)	(8,986)
Depreciation and amortization on joint ventures (pro rata)	25,553	30,181	50,310	58,706
Less: depreciation on personal property	(3,239)	(3,900)	(6,453)	(7,382)

Total FFO—basic	226,212	102,893	332,385	176,574
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—	—	—

Total FFO—diluted	226,212	102,893	332,385	176,574

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	36	2	396	22
Valley View Center	(103,745)	2,425	(101,116)	3,216
Prescott Gateway	(16,350)	—	(16,350)	—

Total AFFO—diluted	$106,153	$105,320	$215,315	$179,812

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EPS to FFO and AFFO per diluted share:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Earnings per share—diluted	$1.00	$(0.15)	$0.90	$(0.15)
Per share impact of depreciation and amortization of real estate	0.63	0.61	1.28	1.21
Per share impact of (gain) loss on remeasurement, sale or write down of assets	(0.06)	0.26	0.13	0.18

FFO per share—diluted	$1.57	$0.72	$2.31	$1.24

Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	(0.83)	0.02	(0.81)	0.02

AFFO per share—diluted	$0.74	$0.74	$1.50	$1.26

Reconciliation of Net income (loss) to EBITDA:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
Net income (loss) available to common stockholders	$133,354	($19,216)	$119,286	($19,182)
Interest expense—consolidated assets	45,068	49,032	92,191	101,029
Interest expense—unconsolidated entities (pro rata)	26,056	29,864	52,778	60,447
Depreciation and amortization—consolidated assets	73,003	65,834	149,968	130,459
Depreciation and amortization—unconsolidated entities (pro rata)	25,553	30,181	50,310	58,706
Noncontrolling interests in OP	11,294	(1,710)	10,106	(1,707)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,503)	(7,465)	(15,279)	(14,944)
(Gain) loss on extinguishment of debt—consolidated entities	(120,356)	32	(120,012)	9,133
Gain on extinguishment of debt—unconsolidated entities (pro rata)	—	(7,753)	—	(7,753)
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets, net	(9,512)	34,466	26,215	34,903
Loss (gain) on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	354	(10)	(11,157)	(12,560)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	(17)	(4)	3,538	(4)
Income tax benefit	(3,075)	(1,768)	(1,225)	(4,246)
Distributions on preferred units	208	207	416	416

EBITDA(e)	$174,427	$171,690	$357,135	$334,697

THE MACERICH COMPANY
FINANCIAL HIGHLIGHTS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Unaudited		Unaudited
	2012	2011	2012	2011
EBITDA(e)	$174,427	$171,690	$357,135	$334,697
Add: REIT general and administrative expenses	5,655	3,742	10,174	11,386
Management Companies' revenues	(9,657)	(8,119)	(20,872)	(18,702)
Management Companies' operating expenses	23,734	20,921	46,259	46,777
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(3,207)	(5,206)	(7,498)	(8,454)
EBITDA of non-comparable centers	(29,543)	(26,142)	(62,136)	(52,532)

Same Centers—NOI(f)	$161,409	$156,886	$323,062	$313,172

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
THE MACERICH COMPANY FINANCIAL HIGHLIGHTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)